SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 17, 1999


                                   LABTEC INC.
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               (Exact Name of Registrant as Specified in Charter)


         Massachusetts                0-27302                    04-3116697
-------------------------------   ----------------          --------------------
 (State or Other Jurisdiction       (Commission                (IRS Employer
       of Incorporation)             File No.)              Identification No.)



1499 Southeast Tech Center Drive,  Vancouver, Washington                98683
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(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code (978) 275-6100


                            SPACETEC IMC CORPORATION
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          (Former Name or Former Address, if Changed Since Last Report)

Item 1.  Changes in Control of Registrant.

         On February 17, 1999, the transactions contemplated by the Agreement and Plan of Merger (as amended and restated on November 13, 1998, the "Merger Agreement") among Labtec Inc., a Massachusetts corporation formerly known as Spacetec IMC Corporation (the "Company"), SIMC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("SIMC"), and Labtec Corporation, a Delaware corporation formerly known as Labtec Inc. ("Old Labtec"), were consummated.

         A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K of the Company dated October 21, 1998 and filed with the Securities and Exchange Commission (the "Commission") on November 17, 1998 (the "Initial 8-K"). Copies of the press releases of the Company dated October 21, 1998 (the "October Press Release") and November 5, 1998 (the "November Press Release") were filed as Exhibit 99.1 and Exhibit 99.3, respectively, to the Initial 8-K. The Merger Agreement, the October Press Release and the November Press Release are hereby incorporated herein by reference as Exhibits 2.1, 99.1 and 99.2, respectively.

         Pursuant to the Merger Agreement, on February 17, 1999, among other things, (a) SIMC merged into Old Labtec (the "Merger"), with Old Labtec continuing as the surviving corporation and a wholly-owned subsidiary of the Company; (b) the Company amended its articles of organization to (i) change its name to "Labtec Inc.", (ii) increase the total number of shares of the Company's common stock, par value $.01 per share ("Company Common Stock"), authorized for issuance from 20,000,000 to 25,000,000 and (iii) effect a one-for-three reverse split of all shares of Company Common Stock then outstanding; and (c) the Company created a new subsidiary to hold all non-cash assets and all liabilities of the Company. Except as expressly set forth herein, each reference to the shares of Company Common Stock refers to such shares on a post-reverse split basis.

         As a result of the Merger, (a) the holder of each share of Labtec Common Stock outstanding at the effective time of the Merger received .18476913 shares of Company Common Stock and (b) each holder of Old Labtec stock options outstanding at the effective time of the Merger received options to acquire
 .18476913 shares of Company Common Stock for each option to purchase a share of Old Labtec's common stock.

         In connection with the Merger, the stockholders of Old Labtec were issued shares of Company Common Stock, representing approximately 67% of the outstanding shares of Company Common Stock immediately following the Merger. As set forth in the beneficial ownership table below, Sun Multimedia Partners, L.P. ("Partners") became the beneficial owner of approximately 51.8% of the outstanding shares of Company Common Stock immediately following the Merger. Sun Multimedia Advisors, Inc. ("Advisors"), Rodger R. Krouse and Marc J. Leder may be deemed the beneficial owner of such shares.

         At a special meeting of stockholders of the Company held on February 17, 1999, four directors nominated by the Company and eight directors nominated by Old Labtec were elected to the Company's Board of Directors (the "Board"). The Board is divided into four Class I Directors, four Class II Directors and four Class III Directors, who will serve initial terms of one year, two years and three years, respectively. Directors elected at each subsequent annual meeting of stockholders of the Company will be elected to serve for a term of three years. Old Labtec nominated three of the initial Class I Directors, two of the initial Class II Directors and three of the initial Class III Directors. The Company nominated one of the initial Class I Directors, two of the initial Class II Directors and one of the initial Class III Directors.

         The following table sets forth certain information concerning the beneficial ownership of the Company Common Stock on February 17, 1999 (immediately after consummation of the transactions contemplated by the Merger Agreement) by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than five percent of the shares of Company Common Stock, (ii) each director of the Company and (iii) the directors and executive officers of the Company as group. Unless otherwise noted, to the knowledge of the Company, each of such stockholders has sole voting and investment power as to the shares shown. Unless otherwise noted, the address of each beneficial owner named below is c/o Labtec Inc., 1499 Southeast Tech Center Drive, Vancouver, Washingtion 98683.


                                               Shares beneficially                   Percent
                         Name                       owned (a)                   beneficially owned
------------------------------------------- --------------------------      --------------------------
5% Stockholders and Certain Directors:
Sun Multimedia Partners, L.P. (b)..........           3,575,825                           51.8%
Sun Multimedia Advisors, Inc. (b)(c).......           3,575,825                           51.8%
Rodger R. Krouse (b)(d)....................           3,575,825                           51.8%
Marc J. Leder (b)(e).......................           3,575,825                           51.8%
Dennis T. Gain (f)(g)......................             439,758                            6.3%
Gain Family Trust (f)(h)...................             349,196                            5.1%
Other Directors:
J. Grant Jagelman (i)......................             197,324                            2.8%
Bradley A. Krouse..........................                  --                              --
Caroline Merison...........................             184,769                            2.7%
Joseph Pretlow.............................                  --                              --
George R. Rea (j)..........................              27,000                               *
Geoffrey Rehnert...........................                  --                              --
Patrick J. Sullivan (k)....................              16,666                               *
Robert G. Wick.............................                  --                              --
Marc Wolpow................................                  --                              --
All directors and executive officers as               4,441,342                            63.7%
         a group (12 persons) (l)..........
------------------

*        Less than one percent.
(a) Pursuant to rule 13d-3 under the Securities Exchange Act of 1934, as amended, includes shares of Company Common Stock that the beneficial owner has the right to acquire within 60 days of February 17, 1999.
(b) Based on information filed in a Schedule 13D/A dated February 17, 1999 (date of event which requires filing) and filed with the Commission on March 5, 1999. The address of the beneficial owner is 5355 Town Center Road, Suite 802, Boca Raton, Florida 33486.
(c) Advisors is the general partner Partners and may be deemed to beneficially own the shares held of record by Partners and share voting and investment power with respect to such shares.
(d) Rodger R. Krouse is an officer, director and stockholder of Advisors, the general partner of Partners, and may be deemed to beneficially own the shares held of record by Partners and share voting and investment power with respect to such shares.
(e) Marc J. Leder is an officer, director and stockholder of Advisors, the general partner of Partners, and may be deemed to beneficially own the shares held of record by Partners and share voting and investment power with respect to such shares.
(f) The address of the beneficial owner is 30 Boren Lane, Boxford, Massachusetts 01921.
(g) Includes (i) 349,196 shares held by the Gain Family Trust, a trust for the benefit of certain members of the family of Dennis T. Gain and of which Mr. Gain is the sole trustee, (ii) 19,333 shares issuable upon exercise of options held by Mr. Gain, (iii) 24,666 shares held by Mr. Gain's wife and children and (iv) 12,533 shares held by the Gain New Zealand Trust, of which Mr. Gain is a trustee.
(h) The Gain Family Trust is a trust for the benefit of certain family members of Dennis T. Gain, a director of the Company, and its former Chief Executive Officer. Mr. Gain is the sole trustee of the Gain Family Trust and has sole voting control and investment power over the shares held by the trust.
(i) Includes (i) 148,806 shares held by Mr. Jagelman's wife, (ii) 9,132 shares held by Group Superannuation Fund, an Australian retirement trust, of which Mr. Jagelman owns a 100% interest, (iii) 13,541 shares held by Mr. Jagelman's wife and children and mother-in-law and (iv) 25,999 shares subject to options.
(j)      Includes  20,666  shares  subject to options.
(k)      Includes 16,666  shares subject to options.
(l)      See notes (a) through (k).

Item 2.  Acquisition or Disposition of Assets.

         (a) Pursuant to the Merger, the Company acquired all of the outstanding capital stock of Old Labtec in exchange for approximately 4.62 million shares of Company Common Stock that were issued to the stockholders of Old Labtec, allocated pro rata among the stockholders of Old Labtec based upon their respective ownership of Old Labtec prior to consummation of the Merger. The terms of the Merger were determined in arms-length negotiations between the Company and Old Labtec.

         Pursuant to the Merger, Old Labtec's stockholders received rights to receive a pro-rata portion (based on each holder's proportionate equity interests in Old Labtec) of principal and interest payments to be made under an unsecured promissory note issued by the Company in the principal amount of $1,065,000. The note is subordinated to all institutional indebtedness of the Company, bears interest payable quarterly at the rate of 10% per annum, and matures six years from completion of the Merger, at which time the entire principal amount of the note will become due and payable.

         The Merger Agreement provided that holders of Labtec Common Stock outstanding at the effective time of the Merger would also receive rights to receive additional shares of Company Common Stock ("Contingent Shares") that may be issued based on a valuation or sale, on or prior to December 31, 1999, of the Company's industrial CAD/CAM business which is below $6,000,000 in value. Such rights to Contingent Shares were waived by Old Labtec prior to the closing of the transactions contemplated by the Merger Agreement.

         The description of the Merger Agreement in Item 1 and Item 2 of this Current Report on Form 8-K is qualified in its entirety by reference to the Merger Agreement incorporated herein by reference.

         Prior to consummation of the Merger, the Company did not beneficially own, directly or indirectly, any voting securities of Old Labtec, apart from any beneficial ownership interest it may have had from entering into the Merger Agreement.

         (b) Through its acquisition of Old Labtec, the Company acquired a developer and marketer of high-technology, multimedia peripheral products for the personal computer industry.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  To be filed by amendment.

         (b)      Pro Forma Financial Information.

                  To be filed by amendment.

         (c)      Exhibits.


 Exhibit
   No.                                   Description

   2.1 Agreement and Plan of Merger as amended and restated on November 13, 1998 between the Company and Labtec Corporation (f/k/a Labtec Inc.) (filed as Exhibit 2.1 to the Current Report on Form 8-K dated October 21, 1998 (date of earliest event reported) filed with the Commission (file no. 0-27302) on November 17, 1998 and incorporated herein by reference).

  99.1         Press  Release of the  Company  dated  October 21, 1998 (filed as
               Exhibit 99.1 to the Current Report on Form 8-K dated October 21, 1998 (date of earliest event reported) filed with the Commission (file no. 0-27302) on November 17, 1998 and incorporated herein by reference).

  99.2         Press  Release of the Company  dated  November 5,  1998(filed  as
               Exhibit 99.3 to the Current Report on Form 8-K dated October 21, 1998 (date of earliest event reported) filed with the Commission (file no. 0-27302) on November 17, 1998 and incorporated herein by reference).

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 1999

                                             LABTEC INC.


                                             By: /s/ Marc J. Leder
                                                --------------------------------
                                                     Marc J. Leder
                                                 Senior Vice President, Finance,
                                                 Chief Financial Officer and
                                                 Treasurer

                                  EXHIBIT INDEX



 Exhibit
   No.                                   Description
--------                                 ------------
  2.1 Agreement and Plan of Merger as amended and restated on November 13, 1998 between the Company and Labtec Corporation (f/k/a Labtec Inc.) (filed as Exhibit 2.1 to the Current Report on Form 8-K dated October 21, 1998 (date of earliest event reported) filed with the Commission (file no. 0-27302) on November 17, 1998 and incorporated herein by reference).

  99.1 Press Release of the Company dated October 21, 1998 (filed as Exhibit 99.1 to the Current Report on Form 8-K dated October 21, 1998 (date of earliest event reported) filed with the Commission (file no. 0-27302) on November 17, 1998 and incorporated herein by reference).

  99.2 Press Release of the Company dated November 5, 1998 (filed as Exhibit 99.3 to the Current Report on Form 8-K dated October 21, 1998 (date of earliest event reported) filed with the Commission (file no. 0-27302) on November 17, 1998 and incorporated herein by reference).